UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2010

Regal Entertainment Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On December 9, 2010, Regal Entertainment Group (the “Company”) learned that the District Attorney for Kings County, New York, filed a criminal complaint against the Company and the manager of the Company’s theater located at 3907 Shore Parkway, Brooklyn, New York (the “Sheepshead Bay Theater”).  The complaint alleges, among other things, that there were multiple instances where sewage from the Sheepshead Bay Theater was released into the waters of the State of New York without a valid permit.

The actual costs that will be incurred in connection with this action cannot be quantified at this time and will depend on many unknown factors.

While the Company intends to vigorously defend these matters, the Company cannot predict the outcome; however, it is likely that settlement would include a monetary penalty, although an amount cannot be predicted.  These matters are subject to inherent uncertainties and management’s view of these matters may change in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: December 15, 2010	By:	/s/ Peter B. Brandow
	Name:	Peter B. Brandow
	Title:	Executive Vice President, General Counsel
and Secretary